Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, Michigan 48071 248-291-1210

FOR IMMEDIATE RELEASE

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum
Lytham Partners, LLC
602-889-9700

INFUSYSTEM TO ISSUE THIRD QUARTER 2017 FINANCIAL RESULTS ON

FRIDAY, NOVEMBER 10, 2017, BEFORE THE MARKET OPENS

Investor Conference Call to be Held at 11:00 a.m. Eastern Time on Friday, November 10, 2017

MADISON HEIGHTS, MI, October 31, 2017 – InfuSystem Holdings, Inc. (NYSE American: INFU), a leading national provider of infusion pumps and related services for the U.S. healthcare industry, today announced that it will issue third quarter 2017 financial results on Friday, November 10, 2017, before the market opens.

The Company will also conduct a conference call for all interested investors on Friday, November 10, 2017, at 11:00 a.m. Eastern Time to discuss third quarter 2017 financial results.

To participate in this call, please dial (877) 270-2148 or (412) 902-6510, or listen via a live internet webcast, which is available in the Investors section of the Company’s website at https://ir.infusystem.com/. A replay of the call is available by visiting https://ir.infusystem.com/ for the next 90 days or by calling (877) 344-7529 or (412) 317-0088, confirmation code 10113620, through November 17, 2017.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Texas, Georgia and Ontario, Canada. The Company’s stock is traded on the NYSE American under the symbol INFU. Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

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